EXHIBIT 99.1

                             FIRST FINANCIAL BANCORP

                             P R E S S R E L E A S E

    FOR IMMEDIATE RELEASE                                      SEPTEMBER 8, 2004

    Contact Person:
    Leon Zimmerman
    President and CEO
    (209) 367-2000

            FIRST FINANCIAL BANCORP TO JOIN PLACER SIERRA BANCSHARES

Lodi, Calif. (Business Wire) -September 8, 2004- First Financial Bancorp (OTCBB:
"FLLC" - $324.1 million in assets) the parent company of Bank of Lodi, N.A and Placer Sierra Bancshares, Sacramento, California (NasdaqNM: "PLSB" - $1.4 billion in assets) today announced the signing of a definitive agreement for Placer Sierra to acquire First Financial in an all cash deal valued at $50.0 million or $25.40 per share.

Upon completion of the transaction, the combined company will become the largest community bank in Central California, with approximately $1.8 billion in total assets. The acquired branches will operate under the brand name of Bank of Lodi, a division of Placer Sierra Bank.

The $50.0 million purchase price represents 227% of tangible book value and 28.2x trailing-four-quarters' earnings.

The boards of both companies approved the transaction, which is subject to approval by First Financial's stockholders, as well as regulators and other customary conditions of closing. Subject to satisfaction of conditions set forth in the Agreement, it is estimated that the closing of the Merger will occur in the fourth quarter of 2004.

Ben Goehring, Chairman of the Board of First Financial Bancorp, commented, "We are very pleased to join forces with Placer Sierra Bancshares. Given Placer's 57-year history of providing superior community banking in Northern California, this transaction will reinforce and strengthen our strong community-oriented philosophy in the marketplace. Our board of directors believes that this transaction is in the best interest of our shareholders, and provides our employees and community with an expanded line of competitive products and services." First Financial Bancorp's President and Chief Executive Officer Leon Zimmerman said, "We are very enthusiastic to have identified Placer Sierra as our merger partner. Not only have we achieved an excellent financial result for our shareholders, but we have found a fine cultural fit for our employees, customers and communities. We are confident that Placer Sierra will be a friendly employer for our dedicated staff while continuing the customer and community service focus of Bank of Lodi."

First Financial Bancorp used RBC Capital Markets as its financial adviser, and Bingham McCutchen served as legal counsel. Downey Brand LLP provided legal counsel to Placer Sierra Bancshares.

ABOUT FIRST FINANCIAL BANCORP
First Financial Bancorp is the parent of Bank of Lodi, N.A., a locally owned community bank formed in 1982. Bank of Lodi, N.A. offers financial services via the web at www.bankoflodi.com, by phone at 888-265-8577, at any one of its nine branches located in the communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, Folsom, and Sacramento or its loan production office located in Folsom, California.

ABOUT PLACER SIERRA BANCSHARES
Placer Sierra Bancshares is a California-based bank holding company for Placer Sierra Bank, a California state-chartered commercial bank. Through its 23 Northern California branches, Placer Sierra Bank serves a five county area including Placer, Sacramento and El Dorado counties, commonly known as the greater Sacramento metropolitan region, and the adjacent counties of Sierra and Nevada. Through its nine Southern California branches, Placer Sierra Bank serves both Los Angeles and Orange counties. Placer Sierra Bank provides its customers the resources of a large financial institution together with the resourcefulness and superior customer service of a community bank. Placer Sierra Bank offers a broad array of deposit products and services for both commercial and consumer customers, including electronic banking, cash management services, electronic bill payment and investment services with an emphasis on relationship banking and focus on generating low cost deposits. In addition, Placer Sierra Bank provides competitive loan products such as commercial loans and lines of credit, commercial real estate loans, Small Business Administration loans, residential mortgage loans, home equity lines of credit and construction loans.


THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATION AND BUSINESSES OF PLACER SIERRA
BANCSHARES AND FIRST FINANCIAL BANCORP WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE STATEMENTS THAT RELATE TO FUTURE FINANCIAL PERFORMANCE AND CONDITION, AND PENDING MERGERS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS: (1) THE RECEIPT OF REGULATORY AND SHAREHOLDER APPROVAL FOR THE ACQUISITION; (2) THE SUCCESS OF PLACER SIERRA BANCSHARES AT INTEGRATING FIRST FINANCIAL BANCORP INTO ITS ORGANIZATION AND ACHIEVING THE TARGETED COST SAVINGS; (3) DETERIORATION IN GENERAL ECONOMIC CONDITIONS, INTERNATIONALLY, NATIONALLY OR IN THE STATE OF CALIFORNIA; (4) INCREASED COMPETITIVE PRESSURE AMONG FINANCIAL SERVICES COMPANIES; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCING INTEREST MARGINS OR INCREASING INTEREST RATE RISK; (6) THE IMPACT OF TERRORIST ACTS OR MILITARY ACTIONS; AND (7) OTHER RISKS DETAILED IN REPORTS FILED BY PLACER SIERRA BANCSHARES WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND PLACER SIERRA BANCSHARES DOES NOT UNDERTAKE TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT CIRCUMSTANCES OR EVENTS THAT OCCUR AFTER THE DATE THE FORWARD-LOOKING STATEMENTS ARE MADE.